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                                                                 Exhibit A
                     Subsidiaries of the Registrant


   Name of Subsidiary                 Jurisdiction of Incorporation
C.A. Computer Associates GmbH                      Germany
C.A. Computer Associates Israel Ltd.               Israel
C.A. Computer Associates S.A.                      Spain
CA Islandia Realty, Inc.                           New York
CA Management, Inc.                                Delaware
CA Services, Inc.                                  Delaware
Computer Associates AG                             Switzerland
Computer Associates Canada Ltd.                    Canada
Computer Associates CIS Ltd.                       Russia
Computer Associates de Argentina S.A.              Argentina
Computer Associates do Brasil Ltda.                Brazil
Computer Associates de Chile Ltd.                  Chile
Computer Associates de Columbia S.A.               Colombia
Computer Associates de Mexico, S.A. de C.V.        Mexico
Computer Associates de Venezuela, C.A.             Venezuela
Computer Associates Finland OY                     Finland
Computer Associates International (China) Ltd.     China
Computer Associates International G.m.b.H.         Austria
Computer Associates International Limited          Hong Kong
Computer Associates Korea Ltd.                     Korea
Computer Associates Ltd. Sti.                      Turkey
Computer Associates (M) Sdn. Bhd.                  Malaysia
Computer Associates Middle East WLL                Bahrain
Computer Associates Norway A/S                     Norway
Computer Associates (N.Z.) Ltd.                    New Zealand
Computer Associates Plc                            United Kingdom
Computer Associates Products Nederland B.V.        The Netherlands
Computer Associates Pte. Ltd.                      Singapore
Computer Associates Pty. Ltd.                      Australia
Computer Associates S.A.                           Belgium
Computer Associates S.A.                           France
Computer Associates Scandinavia A/S                Denmark
Computer Associates S.p.A.                         Italy
Computer Associates Sucursal en Portugal           Portugal
Computer Associates Sweden AB                      Sweden
Computer Associates Taiwan Ltd.                    Taiwan
Computer Associates (Thailand) Co. Ltd.            Thailand
Cullinet Software, Inc.                            Massachusetts
Infresco Corporation                               Delaware
Ingres Corporation                                 Delaware
Legent Corporation                                 Delaware
Nantucket Corporation                              California
On-Line Software International, Inc.               Delaware
Pansophic Systems, Incorporated                    Illinois
Philippine Computer Associates International, Inc. Philippines
Shanmore Ltd.                                      Ireland
The ASKGroup, Inc.                                 Delaware

All of the subsidiaries are 100%-owned by the Registrant or by a wholly owned subsidiary of the Registrant other than directors' qualifying shares which are held in trust for the Registrant or for such wholly owned subsidiary.

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